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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 1999
                               (January 7, 1999)



                               LANDAIR CORPORATION
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             (Exact name of registrant as specified in its charter)


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
                  Tennessee                                 000-24615                       62-1743549
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(State or other jurisdiction of incorporation)       (Commission File Number)            (I.R.S. Employer
                                                                                        Identification No.)
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    430 Airport Road, Greeneville, Tennessee                      37745
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    (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (423) 636-7000



                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events


         On January 7, 1999, Landair Transport, Inc.("Landair Transport"), a wholly-owned subsidiary of Landair Corporation, completed an asset purchase transaction in which it acquired certain assets of Laker Express, Inc. ("Laker"). Laker is a truckload dry van carrier based in Indianapolis, Indiana and operates predominantly in the Midwest in the short to medium haul market.

         The assets acquired included 225 tractors, approximately 550 trailers, a lease of a terminal facility and certain other assets used in connection with the Laker operations. These assets are being integrated into Landair Transport's existing operations.

         Dennis Pressler, the sole shareholder of Laker, has agreed to work with Landair Transport and has entered into a two year consulting agreement.

         The aggregate consideration paid to Laker consisted of approximately fourteen million dollars ($14,000,000) in cash. The aggregate consideration paid in connection with the acquisition was determined based upon arm's length negotiations between the parties.

         The source of funds for the cash consideration paid to Laker was from borrowings under Landair Corporation's credit facilities.










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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LANDAIR CORPORATION


Date: January 22, 1999                By:    /s/ Eddie R. Brown
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                                             Eddie R. Brown
                                             President


















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